As filed with the Securities and Exchange Commission on February 26, 2019

Registration No. 333-216234

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WELLS FARGO & COMPANY

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation or organization)

41-0449260

(I.R.S. Employer

Identification No.)

420 Montgomery Street

San Francisco, California 94104

(866) 249-3302

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

C. Allen Parker

Senior Executive Vice President and General Counsel

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94104

(866) 249-3302

(Name, address, including zip code, and

telephone number, including area code, of agent for service)

With a copy to:

Mary E. Schaffner Wells Fargo & Company MAC #N9305-173 Wells Fargo Center, 17th Floor Sixth and Marquette Minneapolis, Minnesota 55479 (866) 249-3302	Dawn Holicky Pruitt Faegre Baker Daniels LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402-3901 (612) 766-7000	Douglas D. Smith Gibson, Dunn & Crutcher LLP 555 Mission Street, Suite 3000 San Francisco, California 94105 (415) 393-8200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Wells Fargo & Company Debt Securities (4), Preferred Stock (5), Depositary Shares, Purchase Contracts (6), Units (7), Common Stock, par value $1-2/3 per share (8) and Securities Warrants (9)	(10)	(11)	$50,000,000,000	$6,060,000 (12)

(1)	Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)

There is being registered hereby such indeterminate amount of the identified classes of securities as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units or represented by Depositary Shares.

(3)

Provided for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the “Securities Act of 1933”). In no event will the aggregate offering price of the securities issued under this Registration Statement exceed the amount registered above.

(4)	The Debt Securities to be offered hereunder will consist of one or more series of Senior Debt Securities or Subordinated Debt Securities, or any thereof, as more fully described herein.
(5)

Preferred Stock of Wells Fargo & Company may be issued upon exercise of Securities Warrants of Wells Fargo & Company or in exchange for, or upon conversion of, Debt Securities of Wells Fargo & Company or other Preferred Stock of Wells Fargo & Company registered hereunder.

(6)

The Purchase Contracts may require the holder thereof to purchase or sell (i) Debt Securities, Preferred Stock, Depositary Shares or Common Stock of Wells Fargo & Company, (ii) securities of an entity unaffiliated with Wells Fargo & Company, a basket of such securities or any combination of the above, (iii) currencies or (iv) commodities.

(7)	The Units to be offered hereunder will consist of one or more Purchase Contracts and Debt Securities.
(8)	Common Stock will be issued only upon conversion, exchange or exercise of Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares or Securities Warrants.
(9)	Securities Warrants may be issued together in Units with any Purchase Contracts, Debt Securities or other securities registered hereunder.
(10)

This Registration Statement also covers an indeterminate amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of Wells Fargo & Company. These securities consist of (i) an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and (ii) an indeterminate amount of other securities of Wells Fargo & Company initially offered and sold under other registration statements. All such market-making transactions with respect to securities that are made pursuant to a prospectus supplement relating to, and after the effectiveness of, this Registration Statement are being made pursuant to the base prospectus contained in this Registration Statement.

(11)

Omitted pursuant to General Instruction II.D of Form S-3. The proposed maximum offering price per unit will be determined from time to time by Wells Fargo & Company in connection with the issuance of securities registered hereunder.

(12)

Calculated in accordance with Rule 457(o) under the Securities Act of 1933. No separate registration fee is required for the registration of the indeterminate amount of securities to be offered solely for market-making purposes by affiliates of Wells Fargo & Company.

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-216234) (the “Registration Statement”) is being filed to (i) reflect that Wells Fargo & Company expects that it will no longer be a well-known seasoned issuer, as defined in Rule 405 under the Securities Act of 1933, upon the filing by Wells Fargo & Company of its Annual Report on Form 10-K with the Securities and Exchange Commission on or about February 27, 2019 and (ii) include information that is required to be included in the Registration Statement by such form for Registrants who are no longer well-known seasoned issuers. Wells Fargo & Company may continue to offer and sell the securities registered hereunder in accordance with Rule 415 under the Securities Act of 1933.

The base prospectus included in the Registration Statement may also be used by affiliates of Wells Fargo & Company, including Wells Fargo Securities, LLC and Wells Fargo Advisors (the trade name of the retail brokerage business of Wells Fargo & Company’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), in market-making transactions in the securities described in the table above after they are initially offered and sold and in other securities of Wells Fargo & Company offered and sold under prior registration statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee	$6,060,000
Legal Fees and Expenses*	1,500,000
Trustee Fees and Expenses*	125,000
Accounting Fees and Expenses*	600,000
Printing and Engraving Fees*	150,000
Rating Agency Fees*	1,000,000
Listing Fees*	200,000
Miscellaneous*	50,000

Total*	$9,685,000

*Estimated pursuant to instruction to Item 511 of Regulation S-K.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with litigation. Article Fourteenth of the restated certificate of incorporation of Wells Fargo & Company (“Wells Fargo”), as amended, provides for broad indemnification of directors and officers. Wells Fargo also maintains insurance coverage relating to certain liabilities of directors and officers.

Pursuant to the terms of underwriting agreements and distribution agreements executed in connection with offerings of securities pursuant to this Registration Statement, the directors and officers of the Registrant will be indemnified against certain civil liabilities that they may incur under the Securities Act of 1933, as amended (the “Securities Act of 1933”), in connection with this Registration Statement and the related prospectus and applicable prospectus supplement.

ITEM 16. EXHIBITS

The exhibits to this Registration Statement are listed on the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated herein by reference.

ITEM 17. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Number	Description	Form of Filing
1(a)	Form of Underwriting Agreement for Debt Securities.*

1(b)	Form of Underwriting Agreement for Preferred Stock.*

1(c)	Distribution Agreement dated as of April 7, 2017 between Wells Fargo and the Agent named therein regarding the Medium-Term Notes, Series Q, and the Subordinated Medium-Term Notes, Series R (incorporated by reference to Exhibit 1.1 to Wells Fargo’s Current Report on Form 8-K filed April 7, 2017).

4(a)	Restated Certificate of Incorporation of Wells Fargo (incorporated by reference to Exhibit 3(a) to Wells Fargo’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 filed November 6, 2018).

4(b)	Reserved.

4(c)	Reserved.

4(d)	By-Laws of Wells Fargo (incorporated by reference to Exhibit 3.1 to Wells Fargo’s Current Report on Form 8-K filed March 1, 2018).

4(e)	Senior Indenture dated as of February 21, 2017 between Wells Fargo and Citibank, N.A.**

4(f)	Subordinated Indenture dated as of February 23, 2017 between Wells Fargo and The Bank of New York Mellon Trust Company, National Association.**

4(g)	Forms of Registered Medium-Term Notes (incorporated by reference to Exhibits 4.1, 4.2, 4.3 and 4.4 to Wells Fargo’s Current Report on Form 8-K filed April 7, 2017 and Exhibit 4.1 to Wells Fargo’s Current Report on Form 8-K filed January 24, 2019).

4(h)	Form of Senior Note. *

4(i)	Form of Subordinated Note.*

4(j)	Form of Certificate of Designations of Powers, Preferences and Rights of Preferred Stock (incorporated by reference to Exhibit 4(v) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).

4(k)	Form of Preferred Stock Certificate (incorporated by reference to Exhibit 4(w) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).

4(l)	Form of Convertible Preferred Stock Certificate (incorporated by reference to Exhibit 4(x) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).

4(m)	Form of Deposit Agreement, including form of Depositary Receipt.*

4(n)	Form of Debt Warrant Agreement, including form of Debt Warrant Certificate (incorporated by reference to Exhibit 4(z) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).

4(o)	Form of Preferred Stock Warrant Agreement, including form of Preferred Stock Warrant Certificate (incorporated by reference to Exhibit 4(aa) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).

Number	Description	Form of Filing

4(p)	Form of Common Stock Warrant Agreement, including form of Common Stock Warrant Certificate (incorporated by reference to Exhibit 4(bb) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).

4(q)	Form of Common Stock Certificate (incorporated by reference to Exhibit 4(cc) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).

4(r)	Form of Unit Agreement (incorporated by reference to Exhibit 4(rr) to Wells Fargo’s Registration Statement on Form S-3 filed March 10, 2003).

4(s)	Form of Purchase Contract (Issuer Sale) (included as part of Exhibit 4(r)).

4(t)	Form of Purchase Contract (Issuer Purchase) (included as part of Exhibit 4(r)).

4(u)	Form of Unit Certificate (included as part of Exhibit 4(r)).

Wells Fargo and certain of its consolidated subsidiaries have outstanding certain long-term debt. No individual series of such debt exceeds 10% of the total assets of Wells Fargo and its consolidated subsidiaries. Copies of instruments with respect to long-term debt will be furnished to the Commission upon request.

5	Opinion of Faegre Baker Daniels LLP.	Electronic Transmission

23(a)	Consent of Faegre Baker Daniels LLP (included as part of Exhibit 5).

23(b)	Consent of Independent Registered Public Accounting Firm.	Electronic Transmission

24	Powers of Attorney of Wells Fargo.	Electronic Transmission

25(a)	Statement of Eligibility of Citibank, N.A., trustee under the senior indenture.**

25(b)	Statement of Eligibility of The Bank of New York Mellon Trust Company, National Association, trustee under the subordinated indenture.**

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or by a post-effective amendment to this Registration Statement.

**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 26, 2019.

WELLS FARGO & COMPANY

By:	/s/ Timothy J. Sloan
Timothy J. Sloan
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed on February 26, 2019 by the following persons in the capacities with Wells Fargo & Company indicated:

/s/ Timothy J. Sloan Timothy J. Sloan	President and Chief Executive Officer (Principal Executive Officer)

/s/ John R. Shrewsberry John R. Shrewsberry	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Richard D. Levy Richard D. Levy	Executive Vice President and Controller (Principal Accounting Officer)

JOHN D. BAKER II	)
CELESTE A. CLARK	)
THEODORE F. CRAVER, JR.	)
ELIZABETH A. DUKE	)
WAYNE M. HEWETT	)
DONALD M. JAMES	)
MARIA R. MORRIS	)	A majority of the Board of Directors of
JUAN A. PUJADAS	)	Wells Fargo & Company*
JAMES H. QUIGLEY	)
RONALD L. SARGENT	)
TIMOTHY J. SLOAN	)
SUZANNE M. VAUTRINOT	)

*Timothy J. Sloan, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by the directors named and filed with the Securities and Exchange Commission on behalf of such directors.

/s/ Timothy J. Sloan
Timothy J. Sloan, Attorney-in-Fact